Exhibit 10.2

SHARE REPURCHASE AGREEMENT
THIS SHARE REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of May 23, 2025, by and between BuzzFeed, Inc., a Delaware company (the “Company”), and New Enterprise Associates 13, L.P. (the “Seller”).
Recitals
WHEREAS, the Company desires to purchase from the Seller, and the Seller desires to sell to the Company, a total of one-million eight-hundred and twenty-six thousand eight-hundred and forty-five (1,826,845) shares of the Company’s Class A common stock (the “Shares”) at a five (5) percent discount to the price of the Shares at the closing of the NASDAQ market on Friday, May 23, 2025 on the terms and subject to the conditions set forth in this Agreement (the “Repurchase”); and
WHEREAS, the board of directors of the Company (the “Board”) has determined that the Repurchase is in the commercial interests of the Company, and has approved the execution, delivery and performance of this Agreement and the consummation of the Repurchase.
NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows.
1.Purchase and Sale of Shares. On the terms and subject to the conditions of this Agreement, the Company hereby agrees to purchase, and the Seller hereby agrees to sell, transfer, convey and assign to the Company all of the rights, title and interest of the Seller in and to the Shares at a per share purchase price that is discounted by five (5) percent of the price of the Shares at the closing of the NASDAQ market on Friday, May 23, 2025 (the “Purchase Price”) in accordance with Delaware law.
2.Closing. Subject to the fulfilment (or, to the extent permitted by applicable law, waiver) of the conditions set forth in Section 5 hereof, the closing of the Repurchase (the “Closing”) shall occur at 10 a.m. Eastern Time on Wednesday, May 28, 2025, or such other date and time as is mutually agreed in writing by the Company and the Seller. At the Closing, the following deliveries will be made and actions taken:
(a)By the Company. The Company will pay the Purchase Price to the Seller in cash by wire transfer of immediately available funds in accordance with the wire transfer instructions to be provided by the Seller to the Company at least one business day prior to the date of the Closing.
(b)By the Seller. The Seller will deliver to the Company a share transfer form duly executed in the form attached hereto as Exhibit A transferring to the Company all of the right, title and interest of the Seller in and to the Shares and will deliver to the Company such other documents and take such actions, as may be reasonably required by the Company and its transfer agent in order to effect the transfer to the Company of all of the rights, title and interest of the Seller in and to the Shares.
3.Representations and Warranties of the Company. The Company hereby represents and warrants to the Seller, as of the date hereof and as of the Closing, as follows:

(a)Existence and Authority. The Company is a company duly incorporated and validly existing under the laws of the jurisdiction of its formation and has full legal right and corporate power and authority to enter into this Agreement and to consummate the transactions provided for herein.
(b)Absence of Violations; No Conflicts.  Except as would not have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby: (i) do not require the consent, approval, authorization, order, registration or qualification of, or (except for filings pursuant to the Securities Exchange Act of 1934, or the rules and regulations promulgated with respect thereto (the “Exchange Act”) or filings required by NASDAQ) filing by the Company with, any governmental or regulatory authority, including any stock exchange, court, or body having jurisdiction over the Company or any of its subsidiaries; and (ii) do not and will not constitute or result in a breach, violation or default, or cause the acceleration or termination of any obligation or right of the Company, any of the Company’s subsidiaries or any other party thereto, under (A) any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound, (B) the Company or any of its subsidiaries’ organizational documents or (C) any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, including any stock exchange, governmental authority or similar body having jurisdiction over the Company.
(c)Authorization of Agreement. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by the Seller, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity. The Company has duly taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.
(d)Absence of Proceedings. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened that would materially and adversely affect the validity of this Agreement, or the right of the Company to enter into this Agreement or to consummate the transactions contemplated by this Agreement. There are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against the Company, which question the validity of this Agreement or the right of the Company to consummate the transactions contemplated by this Agreement.
4.Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Company, as of the date hereof and as of the Closing, as follows:
(a)Existence and Authority. The Seller has the power, authority and capacity to execute and deliver this Agreement, to perform the Seller’s obligations hereunder, and to consummate the transactions contemplated hereby.

(b)Absence of Violations; No Conflicts. The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby: (i) do not require the consent, approval, authorization, order, registration or qualification of by the Seller with, any governmental authority or regulatory authority, including any stock exchange, court or body having jurisdiction over the Seller; and (ii) do not and will not constitute or result in a breach, violation or default, or cause the acceleration or termination of any obligation or right of the Seller or any other party thereto, under (A) any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license to which the Seller is a party or by which the Seller is bound, or (B) any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, including any stock exchange, governmental authority or similar body having jurisdiction over the Seller.
(c)Authorization of Agreement. This Agreement has been duly executed and delivered by the Seller and, assuming the due execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity. The Seller has duly taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.
(d)Good Title. The Seller is the sole record owner and sole legal and beneficial owner of the Shares. The Seller has good, valid and marketable title to the Shares free and clear of any lien, encumbrance, pledge, charge, security interest, mortgage, title retention agreement, option, equity or other adverse claim or rights of any third party whatsoever (except for restrictions on transfer pursuant to applicable federal and state securities laws), and has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Shares or its ownership or other rights in the Shares or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Shares. Following the Repurchase, and against payment made pursuant to this Agreement, good, valid and marketable title to the Shares, free and clear of any lien, encumbrance, pledge, charge, security interest, mortgage, title retention agreement, option, equity or other adverse claim, will pass to the Company.
(e)Absence of Proceedings. There is no action, suit, proceeding or investigation pending or, to the Seller’s knowledge, currently threatened that would materially and adversely affect the validity of this Agreement, or the right of the Seller to enter into this Agreement or to consummate the transactions contemplated by this Agreement. There are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against the Seller which questions the validity of this Agreement or the right of the Seller to consummate the transactions contemplated by this Agreement.
(f)Sophistication; Information. The Seller is a sophisticated institution familiar with transactions similar to those contemplated by this Agreement and the Seller has made an independent decision to sell the Shares to the Company based on the Seller’s knowledge of the Company and its business and other information available to the Seller. The Seller has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Repurchase and the Shares and has had full access to such other information concerning the Company as it has requested. The Seller has received all information that it believes is necessary or appropriate in connection with the Repurchase and has negotiated this Agreement on an arm’s-length basis. The Seller has engaged, to the extent the Seller deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. The Seller acknowledges that the Seller has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Seller in this Agreement. The Seller acknowledges that the Company and its affiliates, officers and directors possess information that may constitute material non-public information not known to the Seller regarding or relating to the Company, including information concerning the business, financial condition, results of operations or prospects of the Company. The Seller acknowledges and confirms that it is aware that future changes or developments in or announcements regarding (i) the Company’s business, liquidity, financial condition and operating results, (ii) the industries in which the Company competes and (iii) overall market and economic conditions, may have a favorable impact on the value and trading price of the Class A common stock of the Company after the sale by the Seller of the Shares to the Company pursuant to terms of this Agreement and that the share price of the Company’s Class A common stock could increase, potentially significantly, following the sale of the Shares by the Seller, including in whole or in part as a result of announcement of the sale of the Shares by the Seller.
5.Conditions to Closing. The obligation of either party to proceed with the Closing is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:
(a)Representations and Warranties. The representations and warranties of the other party shall be true and correct in all respects as of the Closing.
(b)Covenants. The other party shall have performed and complied with all covenants, agreements, obligations and conditions contained in this

Agreement that are required to be performed or complied with by such party on or before the Closing.
(c)No Order. No government, court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction, order or other legal restraint (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Repurchase illegal or otherwise prohibiting or preventing consummation of the Repurchase.
6.Termination. This Agreement may be terminated, and the terms and conditions set forth herein shall be of no further force or effect (a) by mutual agreement in writing by the parties; or (b) by either party following Friday, June 6, 2025; provided that the Closing has not occurred by such date; provided, further that the right to terminate this Agreement under Section 6(b) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the substantial or primary cause of the failure of the Closing to occur on or before such date.
7.Covenant Against Transfer. The Seller covenants that, upon signing this Agreement, it will not take any action to transfer the Shares to any person, or otherwise take any action to subject the Shares to any new lien, encumbrance, pledge, charge, security interest, mortgage, tide retention agreement, option, equity or other adverse claim or rights of others whatsoever.
8.Further Assurances. Subject to the terms and conditions of this Agreement, each party will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.
9.Legal and Equitable Remedies. Each party acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Each party has the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights or remedies such party may have at law or in equity for breach of this Agreement.
10.Fees and Expenses. Each party will pay its own legal and other fees in connection with the negotiation and preparation of this Agreement.
11.Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Seller with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter. Each party acknowledges that neither the other party nor its agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Agreement, and each party acknowledges that it has executed this Agreement in reliance only upon such promises as are contained herein.
12.Modification. It is expressly agreed that this Agreement may not be altered, amended, modified or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by each of the parties to this Agreement.
13.Severability. If any provision of this Agreement, or any part of any such provision, is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) such invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement and is separable from every other part of such provision.
14.Governing Law.
(a)This Agreement will be governed by the laws of the State of Delaware without giving effect to conflict of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the Court of Chancery of the State of Delaware, and, if applicable, in any state or federal court located in the State of Delaware in which appeal from the Court of Chancery of the State of Delaware may validly be taken under the laws of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over such dispute, any state or federal court within the State of Delaware) (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties hereto agree to the exclusive jurisdiction and venue of the Chosen Courts.
(b)The parties further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the State of Delaware and each of the parties hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such parties may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court.
(c)The parties further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court.
15.Counterparts. This Agreement may be executed in any number of counterparts (including by electronic messaging system), each of which will be an original, but all of which together will constitute one instrument. Copies of executed counterparts of signature pages to this Agreement may be transmitted by PDF (portable document format) and such PDFs will be deemed as sufficient as if actual signature pages had been delivered.
16.Headings. The headings contained in this Agreement are included for purposes of convenience only, and do not affect the meaning or interpretation of this Agreement.
17.Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier or via e-mail transmission to the recipient. Such notices, demands and other communications shall be sent as follows:
(a)If to the Company, to:
[NOTICE DETAILS]
(b)If to the Seller, to:
[NOTICE DETAILS]
18.Publicity. Subject to each party’s disclosure obligations imposed by applicable rule, regulation or law or the rules of any stock exchange upon which the Company’s securities are listed, or as otherwise required to be disclosed in either party’s financial statements, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor the Seller will make any such news release or public disclosure (except disclosures required by applicable rule, regulation or law) without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld or delayed) and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure. Notwithstanding the foregoing, this Section 18 shall not apply to any press release or other public statement made by the Company or the Seller that is consistent with prior disclosure and does not contain any information relating to the transactions that has not been previously announced or made public in accordance with the terms of this Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Share Repurchase Agreement as of the date first written above.
Company:
BuzzFeed, Inc.

By:    /s/ Matthew Omer
Name: Matthew Omer
Title: Chief Financial Officer
Seller:
New Enterprise Associates 13, L.P.

By: NEA Partners 13, L.P., its General Partner

By: NEA 13 GP, LTD, its General Partner

By:    /s/ Ronald Kosar
Name: Ronald Kosar
Title: CFO – Partnership Finance